Exhibit 10.18

PRODUCTION SERVICE AGREEMENT

THIS PRODUCTION SERVICE AGREEMENT (the “Agreement”), entered into and effective this 24th day of January 2006 (the “Effective Date”), is by and between MOLECULAR MEDICINE BIOSERVICES, INC. (“MOLECULAR MEDICINE” or “MMB”), located at 1890 Rutherford Road, Suite 200, Carlsbad, CA 92008 and CARDIUM THERAPEUTICS (“SPONSOR”) located at 3611 Valley Centre Drive, Suite #525, San Diego, CA 92130.

INTENDING TO BE LEGALLY BOUND, the parties agree as follows:

1.	Projects.

MOLECULAR MEDICINE will perform development and manufacturing services for SPONSOR under one or more projects (each, a “Project”). Each Project shall be governed by this Agreement, together with the following documentation:

a.	the “Scope of Work” for such Project, attached as Exhibit A (including without limitation specifications for finished Product (“Product Specifications”));

b.	the “Price and Payment Schedule” for such Project, attached as Exhibit B;

c.	the “Work Schedule” for such Project, attached as Exhibit C;

together with all other exhibits and attachments hereto, all as may be amended from time to time.

The parties acknowledge that from time to time SPONSOR may request MOLECULAR MEDICINE to undertake additional or revised projects involving production services. In such event, the parties shall agree upon new or revised Exhibits A, B, and C for each project, with such exhibits to reference this Agreement. Except as set forth in such new or revised exhibits (individually and collectively “Exhibits”), all other terms and conditions of this Agreement, together with all other exhibits, shall apply to such projects.

MOLECULAR MEDICINE will perform each Project with due care (as would be applicable to an agent to be delivered to human subjects), and in accordance with the applicable Exhibits and with current Good Manufacturing Practices as set forth in US 21 CFR Parts 210 and 211 applicable to pilot scale facilities and 21 CFR Part 600 applicable to biologics (it being understood that an insubstantial or immaterial incident or deviation from such standards shall not by itself be deemed a breach of MOLECULAR MEDICINE’s obligations hereunder and that the parties will work in good faith to resolve any such incident or deviation pursuant to the Quality Agreement under Section 3.5 below), and in accordance with (i) all applicable laws and (ii) all governmental regulations applicable to the performance of the Project by MOLECULAR MEDICINE (especially all rules and/or regulations applicable to the manufacture of products for clinical use) ((i) and (ii) being individually and collectively referred to as “Laws”).

2.	Definitions. As used herein, the following capitalized terms shall have the meanings set forth below:

2.1 Certificate(s) of Compliance: Certificate(s) issued by MOLECULAR MEDICINE upon completion of the Project, reporting the Technical Specifications measured by

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MOLECULAR MEDICINE for the specific Product produced under the Project. The Certificate of Compliance will be in the form attached as Exhibit D, or in such other form as may be agreed to in writing between SPONSOR and MOLECULAR MEDICINE.

2.2 MMB Technology: All of MOLECULAR MEDICINE’s confidential and proprietary know-how, techniques, processes and other technology, whether or not patentable or copyrightable, and associated intellectual property relating to the manufacture of viral vector product (in each case that is owned by MOLECULAR MEDICINE).

2.3 Product: Finished product to be produced by MOLECULAR MEDICINE in accordance with the Product Specifications as described in the Scope of Work.

2.4 Production Records: All documentation, records, required retain samples, batch records, specifications, databases or other work product generated by MOLECULAR MEDICINE during and in connection with the Project, whether recorded in writing, electronically, or otherwise.

2.5 Project Completion: Has the meaning set forth in Section 4.1.

2.6 Project Run: Actual performance of activities by MOLECULAR MEDICINE in order to complete the Project.

2.7 Project Equipment: All equipment necessary to perform the Project and deliver the finished Product. Project Equipment that is specified in the Scope of Work as to be supplied by SPONSOR or that SPONSOR requires MOLECULAR MEDICINE to obtain for the Project is referred to as “Sponsor Equipment.”

2.8 Project Materials: All cell lines, viral seed stock, compounds, materials, supplies or other substances necessary to perform the Project and deliver the finished Product. Those Project Materials that are specified in the Scope of Work as to be supplied by SPONSOR, or that SPONSOR requires MOLECULAR MEDICINE to obtain for the Project pursuant to Section 3.1.1, are referred to as “Sponsor Materials.”

2.9 Quality Agreement: The quality agreement between MOLECULAR MEDICINE and SPONSOR in the form attached hereto as Exhibit E, as it may be amended from time to time.

2.10 Sponsor Technology: All of SPONSOR’s confidential and proprietary know-how, techniques, processes and other technology, whether or not patentable or copyrightable, and associated intellectual property that relate to the Product and/or methods for its production, including without limitation the Technology Transfer Package to be provided by Sponsor to MOLECULAR MEDICINE as further described in Exhibit A.

2.11 Standard Terms and Conditions of Storage: MOLECULAR MEDICINE’s Standard Terms and Conditions of Storage, attached as Exhibit F, as they may be amended from time to time.

2.12 Start Order: Written authorization from SPONSOR for MOLECULAR MEDICINE to commence Project Run, in the form attached hereto as Exhibit G.

2.13 Technical Specifications: Technical Specifications for the finished Product as measured by MOLECULAR MEDICINE and reported by it in the Certificate of Compliance.

3.	Project Procedures.

3.1 Project Materials and Equipment.

3.1.1 SPONSOR shall provide MOLECULAR MEDICINE with sufficient quantities of Sponsor Materials (and, if applicable, Sponsor Equipment) necessary to perform the Project and deliver the Product, including sufficient and comprehensive data as may be required by MOLECULAR MEDICINE concerning handling, stability, storage and safety requirements. If SPONSOR requires MOLECULAR MEDICINE to acquire special Project Materials or Project Equipment, such materials and equipment shall be considered Sponsor Materials and Sponsor Equipment, and shall (following Sponsor’s

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written approval of any items to be purchased on behalf of Sponsor) be charged to the account of SPONSOR at their actual cost, as additions to the fees set forth in the Price and Payment Schedule.

3.1.2 Unless otherwise specified and provided by SPONSOR (or obtained at the behest of SPONSOR), MOLECULAR MEDICINE will use the standard Project Materials and Project Equipment that it uses in the ordinary course of its business to perform the Project, provided that such standard materials and equipment are suitable for furnishing the Product and are in compliance with the Exhibits, Product Specifications, and applicable Laws and requirements.

3.1.3 Except as specifically agreed by the parties, or unless prohibited by law or regulation, any remaining supplies of Sponsor Materials or any Sponsor Equipment shall be returned to SPONSOR upon completion of the Project. Any Sponsor Materials or Sponsor Equipment that is not returned to the SPONSOR shall be held, subject to the Standard Terms and Conditions of Storage, and subject to MOLECULAR MEDICINE’s standard storage fees.

3.2 Timetable.

3.2.1 Work Schedule. MOLECULAR MEDICINE will commence the Project Run only upon receipt of a Start Order duly signed by an authorized officer of SPONSOR (which shall be any one of the following: its Vice President Manufacturing and Technical Operations, its Chief Business Officer and its President). In the case of Molecular Medicine, the authorized officers with respect to the Agreement shall be any one of the following: its Vice President of Operations, Chief Financial Officer and its President. Once MOLECULAR MEDICINE receives the Start Order, it will apply commercially reasonable best efforts to complete the Project in accordance with the Work Schedule, it being understood that as long as MOLECULAR MEDICINE makes such efforts, MOLECULAR MEDICINE’s failure to meet the Work Schedule shall not constitute a default by MOLECULAR MEDICINE of its obligations hereunder. MOLECULAR MEDICINE will notify SPONSOR if it determines there are likely to be substantial changes in the proposed start or completion dates of the Project.

3.2.2 Sponsor’s Cancellation or Delay. SPONSOR acknowledges that in order to undertake the Project, MOLECULAR MEDICINE will reserve for the benefit of SPONSOR certain resources, including Project Materials, Project Equipment, personnel availability, facility capacity and storage space. Accordingly, in the event that SPONSOR cancels or delays the Project, then as long as MOLECULAR MEDICINE is in compliance with the Work Schedule, SPONSOR will be obligated to pay the applicable cancellation or delay fees set forth in the Price and Payment Schedule. In addition, the Project will be subject to the termination provisions set forth in Section 23.4.

3.2.3 Changes. SPONSOR may request reasonable changes in the Scope of Work and/or the targeted Technical or Product Specifications prior to Project Completion (as defined in Section 4.1). To be effective, all such proposed changes, including changes in the price and projected completion date of the Project, shall be described in writing by authorized representatives of both MOLECULAR MEDICINE and SPONSOR and signed by both parties. Unless otherwise agreed to by MOLECULAR MEDICINE and SPONSOR, changes that cause any delay in the Project will subject SPONSOR to the applicable delay fees set forth in the Price and Payment Schedule.

3.3 Regulatory Testing Requirements. If, during the course of conducting this Project, the regulatory testing requirements covering the Product materially change such that additional expense would be incurred by MOLECULAR MEDICINE to satisfy the terms of this Agreement, then MOLECULAR MEDICINE will apprise SPONSOR of the additional expenses to be incurred and those expenses will be the responsibility of the SPONSOR.

3.4 Facility Visits. MOLECULAR MEDICINE shall permit SPONSOR’S representatives to visit MOLECULAR MEDICINE’s facilities during normal working hours (Monday through Friday 9 am to 5 pm), upon reasonable notice (no less than three days prior) and with reasonable

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frequency to observe the Project’s progress, to discuss the Project with individuals performing the Project and/or appropriate officials of MOLECULAR MEDICINE, and to inspect and/or obtain copies of all records (including without limitation Production Records) relevant to the Project. Facility visits shall also be permitted during the Production Records retention period described in Section 5.5.

3.5 Quality Agreement. During the Project, MOLECULAR MEDICINE and SPONSOR shall follow the quality control procedures set forth in the Quality Agreement attached hereto as Exhibit E.

4.	Project Completion.

4.1 Notice and Delivery. The Project is deemed completed (“Project Completion”) when MOLECULAR MEDICINE gives a notice under the Scope of Work consisting of (a) notice to SPONSOR that quality assurance review of Product has been completed by MOLECULAR MEDICINE and (b) issuance of a Certificate of Compliance or Development Report (confirming among other things that the Product is in compliance with the Product Specifications, and is ready for shipping as directed by Sponsor). Such notice shall be delivered by overnight courier. Risk of loss for the Product shall be the responsibility of SPONSOR upon release of Product from MOLECULAR MEDICINE’S premises (FOB shipping point) to a shipper selected and approved by SPONSOR. SPONSOR acknowledges and agrees that it is SPONSOR’s sole responsibility to determine for itself that such shipper is commercially reliable and that it carries insurance in accordance with standards that are acceptable to SPONSOR. SPONSOR must acknowledge receipt of notice of Project Completion to an authorized representative of MOLECULAR MEDICINE within ten (10) business days of formal notification by MOLECULAR MEDICINE. If MOLECULAR MEDICINE does not receive an acknowledgement of notice of Project Completion with such period, then Product will be subject to MOLECULAR MEDICINE’s then current Standard Terms and Conditions Of Storage and its standard group storage fees.

4.2 Product Storage. MOLECULAR MEDICINE agrees to hold SPONSOR’s Product for up to 30 days after SPONSOR’s acknowledgement of Project Completion or 45 days after MOLECULAR MEDICINE’s notice to SPONSOR of Project Completion, whichever is shorter. Product held at MOLECULAR MEDICINE beyond the foregoing Product storage intervals shall be subject to MOLECULAR MEDICINE’s then current Standard Terms and Conditions of Storage and its standard group storage fees.

5.	Technology Transfer; Inventions; Ownership of Production Records.

5.1 Technology Transfer by Sponsor and Limited License. In order to enable MOLECULAR MEDICINE to perform the Project, SPONSOR will disclose to MOLECULAR MEDICINE the Sponsor Technology and hereby grants to MOLECULAR MEDICINE a limited, non-exclusive license in and to Sponsor Technology that is disclosed to MOLECULAR MEDICINE, for the sole purpose of performing the Project. Except to the extent set forth in the foregoing, this Agreement confers no license or intellectual property rights to MOLECULAR MEDICINE by SPONSOR for any SPONSOR-related intellectual property existing prior to undertaking the Project.

5.2 Inventions.

5.2.1 Product Inventions from Sponsor’s Technology. In performing the Project and in applying Sponsor’s Technology to the development and manufacture of the Product, MOLECULAR MEDICINE may develop ideas, know-how, inventions, techniques, improvements and other technology, whether or not patentable or copyrightable, and associated intellectual property (collectively “Inventions”) relating to the Product and its manufacture. All such Inventions that arise solely or principally from the application of Sponsor’s Technology (including without limitation the performance of the Project as outlined by SPONSOR and/or its personnel), or that relate exclusively to the Product are referred to as “Product Inventions.” MOLECULAR MEDICINE agrees that all Product Inventions are the exclusive property of SPONSOR and constitute Proprietary Information of SPONSOR.

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5.2.2 Process Inventions from MMB Technology. From time to time, with the approval of SPONSOR as set out in the Scope of Work or as otherwise agreed to during the Project Run, MOLECULAR MEDICINE may apply some of the MMB Technology to the development and manufacture of the Product. In doing so, MOLECULAR MEDICINE may develop Inventions that relate to the MMB Technology. All such Inventions that arise from the application of the MMB Technology to the manufacture of the Product are referred to as “Process Inventions.” SPONSOR agrees that all Process Inventions that are invented solely or principally by MOLECULAR MEDICINE and that do not arise from or comprise SPONSOR’s Technology or information or ideas provided by SPONSOR’s personnel, are the exclusive property of MOLECULAR MEDICINE and constitute Propriety Information of MOLECULAR MEDICINE.

5.3 Grant Backs by MOLECULAR MEDICINE. In order to enable SPONSOR to utilize both Product Inventions and Process Inventions resulting from MOLECULAR MEDICINE’s performance of the Project:

5.3.1.1 MOLECULAR MEDICINE hereby assigns to SPONSOR all right, title and interest in and to any and all Product Inventions.

5.3.1.2 MOLECULAR MEDICINE hereby agrees to grant to SPONSOR a non-exclusive license, with the limited right to sub-license as described below, to any and all Process Inventions made, conceived and/or reduced to practice by MOLECULAR MEDICINE during the course of, and/or resulting from, the performance of the Project, provided that SPONSOR’s use of such Process Inventions relates directly and exclusively to the manufacture of the Product. SPONSOR’s license right under this clause shall not extend to inventions, processes or technology that are developed by MOLECULAR MEDICINE prior to its undertaking the Project or that is not related directly and exclusively to the manufacture of the Product. Upon providing MOLECULAR MEDICINE with prior written notice of the name and address of the sublicensee and subject to such sublicensee’s written agreement to be bound by the confidentiality provisions of Section 6 below, SPONSOR may sublicense its rights under this clause only to such identified sublicensee(s).

5.4 Other Applicable Law. Except as expressly set forth herein to the contrary, with respect to any Inventions arising from the Project, US patent laws will be followed (including without limitation such laws as may be applicable to joint inventorship and ownership).

5.5 Production Records. All Production Records generated by MOLECULAR MEDICINE in the course of the Project shall be the property of MOLECULAR MEDICINE and constitute Proprietary Information of MOLECULAR MEDICINE. All Production Records shall be maintained by MOLECULAR MEDICINE for the benefit of SPONSOR during the term of this Agreement. SPONSOR shall have access to (and be provided with a copy of upon request) Production Records produced in connection with the Project in order to review the data relating to the production of the Product. Unless otherwise agreed between the parties, upon completion of the Project, MOLECULAR MEDICINE shall store and maintain all Production Records in accordance with all applicable legal and regulatory requirements for a period of five (5) years (or such shorter period as may be permitted by law). After the expiration of the applicable retention period, SPONSOR will pay MOLECULAR MEDICINE, in advance, its then-current standard annual storage fee for the retention of such Production Records. If for any reason the fee is not paid (e.g. SPONSOR cannot be located, SPONSOR has not responded, etc.), MOLECULAR MEDICINE may dispose of the Production Records as it sees fit (after reasonable efforts to apprise Sponsor of any impending disposal). It shall be SPONSOR’s responsibility to ensure that MOLECULAR MEDICINE has a current address for SPONSOR.

6.	Confidentiality. During the performance of the Project, during the period of any permissible license or sub-license under Section 5 above, and continuing until the later of (i) the date five (5) years after the termination or expiration of this Agreement and (ii) the date of termination of any

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such license or sub-license, each party shall treat the trade secrets and other proprietary or confidential information disclosed to such party (the “Receiving Party”) by the other party (the “Disclosing Party”) under this Agreement and marked by the Disclosing Party as confidential, as the proprietary and confidential information of the Disclosing Party (“Proprietary Information”), and shall maintain all Proprietary Information in strict trust and confidence and shall not disclose any Proprietary Information to any third party or use any Proprietary Information except as may otherwise be authorized in this Agreement or by the Disclosing Party’s prior written consent. For purposes of this Agreement (but without limitation) (i) Proprietary Information of the SPONSOR shall include all Product Inventions described in Section 5, and (ii) Proprietary Information of MOLECULAR MEDICINE shall include all Production Records and all Process Inventions described in Section 5.

Notwithstanding any other provision of this Agreement, the Receiving Party shall have no liability or obligation to the Disclosing Party for, nor be in any way restricted in, its disclosure of or use of any information that:

a)	is already known to the Receiving Party at the time of the Disclosing Party’s disclosure;

b)	is or becomes publicly known by any means other than through a wrongful act or omission of the Receiving Party, its employees or agents;

c)	is received from a third party entitled to make such a transfer without violating an obligation of confidentiality;

d)	is independently developed by or for the Receiving Party;

e)	is disclosed in response to an order of a court or other governmental body or regulatory authority with competent jurisdiction over the Receiving Party; or is otherwise required to be disclosed by law or governmental regulation.

7.	Use of Names. Neither party shall use the name of the other party or its employees in any advertising or sales promotion materials or in any publication without such other party’s prior written consent. Notwithstanding the foregoing, SPONSOR may identify MOLECULAR MEDICINE as the source of Product to be produced under the Agreement, and each party may identify the other party with regards to the Product in any regulatory submission associated with the Project without prior written consent.

8.	Regulatory Issues: SPONSOR acknowledges that MOLECULAR MEDICINE’s manufacturing technology, as well as any technology licensed to MOLECULAR MEDICINE from third parties, and any information related respectively thereto that is filed with the FDA or other health regulatory authorities in countries other than the United States, is of crucial importance to MOLECULAR MEDICINE and to such licensing parties, as well as to all other sponsors benefiting from MOLECULAR MEDICINE’s technology. Such information includes all process related Biologic (Type II) Master Files and Facility (Type V) Drug Master Files. To assist in preserving the integrity and value of such technology, SPONSOR agrees that it will not unreasonably, on its own initiative, analyze or engage in any research of such technology that may be reasonably expected to raise safety concerns with the FDA regarding the use of such technology in the Project. If SPONSOR reasonably believes that such a study is necessary, SPONSOR shall also apprise and consult with MOLECULAR MEDICINE before engaging in such a study. SPONSOR further agrees to promptly notify MOLECULAR MEDICINE of any and all communications and/or concerns expressed by the FDA or any other health regulatory authority relating to the manufacture of the Product including MOLECULAR MEDICINE’s manufacturing technology, and agrees to consult with MOLECULAR MEDICINE to resolve any such concerns with the FDA or such other authority. MOLECULAR MEDICINE agrees to provide SPONSOR with letters of cross-reference to all Master Files as appropriate to facilitate SPONSOR’s use of Product and/or to address any related concerns of FDA or such other authority. Non-compliance with the obligation to consult with MOLECULAR MEDICINE to resolve such concerns with the FDA by SPONSOR shall constitute a material breach of SPONSOR’s obligations under this Agreement, permitting MOLECULAR MEDICINE at its sole discretion to terminate immediately all or part of this Agreement pursuant to Section 23.3, in addition to such other rights that MOLECULAR MEDICINE may have under law.

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9.	Limited Warranty. Upon the issuance of a Certificate of Compliance, MOLECULAR MEDICINE shall be deemed to warrant only that: (i) it has performed the Project with due care in accordance with the Scope of Work, current Good Manufacturing Practices, and all applicable federal and state laws, rules and regulations, and (ii) the Product conforms to the Technical Specifications reported in the Certificate of Compliance. This limited warranty is specific to SPONSOR and does not extend to any licensee or sublicensee under Section 5 above, or to any other party. Any claim by SPONSOR for a breach of such warranty shall be made in writing to MOLECULAR MEDICINE on or before the first anniversary of the date that SPONSOR is notified that Product is complete. The sole remedy of SPONSOR for breach of this warranty shall be for MOLECULAR MEDICINE to perform the Project again, or (if practicable) to perform again such portions of the Project as maybe required to correct the deficiency. MOLECULAR MEDICINE SHALL NOT BE RESPONSIBLE FOR GENETIC ALTERATIONS, INCLUDING THE FORMATION OF REPLICATION-COMPETENT VIRUSES (SUCH AS REPLICATION-COMPETENT ADENOVIRUS OR REPLICATION-COMPETENT RETROVIRUS) THAT OCCUR DURING PRODUCTION OF THE PRODUCT. SUCH GENETIC ALTERATIONS SHALL NOT BE THE BASIS FOR A WARRANTY CLAIM BY SPONSOR. UNDER NO CIRCUMSTANCES SHALL MOLECULAR MEDICINE BE LIABLE UNDER THIS LIMITED WARRANTY TO SPONSOR OR ANY THIRD PARTY CLAIMING BY OR THROUGH SPONSOR FOR ANY CONSEQUENTIAL, SPECIAL, OR OTHER DAMAGES, AND THE WARRANTY SET FORTH HEREIN IS IN LIEU OF ANY AND ALL OTHER WARRANTIES, WHETHER EXPLICIT OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MOLECULAR MEDICINE’S LIABILITY TO SPONSOR FOR DAMAGES OR LOSSES CAUSED TO SPONSOR AS A RESULT OF THE BREACH OF ANY TERMS AND CONDITIONS CONTAINED HEREIN (INCLUDING ANY EXHIBITS) SHALL IN NO EVENT EXCEED THE FEE PAID BY SPONSOR TO MOLECULAR MEDICINE IN CONNECTION WITH THE PROJECT.

10.	Indemnification.

10.1 Indemnification by SPONSOR. SPONSOR shall defend, indemnify and hold harmless MOLECULAR MEDICINE, its directors, officers, employees and agents (collectively the “Molecular Medicine Indemnitees”) from and against any and all liability, loss, expense (including reasonable attorneys’ fees), or third party claims for injury or damages (collectively, “Liabilities”) arising out of the manufacture, sale or use of the Product, provided that SPONSOR shall have no obligation to indemnify the Molecular Medicine Indemnitees for any portion of a Liability that arises from the negligence or willful misconduct of the Molecular Medicine Indemnitees or from the failure of the Molecular Medicine Indemnitees to perform the Project in compliance with applicable Laws.

10.2 Indemnification by MOLECULAR MEDICINE. Except as limited by Section 9 above, MOLECULAR MEDICINE shall defend, indemnify and hold harmless SPONSOR, its officers, directors, employees and agents (collectively the “Sponsor’s Indemnitees”) from and against any and all Liabilities arising solely out of the negligence or willful misconduct of the MOLECULAR MEDICINE Indemnitees, provided that MOLECULAR MEDICINE shall have no obligation to indemnify the Sponsor’s Indemnitees for any portion of a Liability that arises from the negligence or willful misconduct of the Sponsor’s Indemnitees.

10.3 Notification. The obligation of either party to indemnify the other pursuant to this Agreement shall be contingent upon timely notification by the indemnitee to the indemnitor of any claims, suit or service of process; control by the indemnitor over the conduct and disposition of any claim, demand or suit; and cooperation by the indemnitee in the defense of the demand or suit.

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11.	Payment Terms. SPONSOR agrees to pay promptly all fees and expenses in accordance with the terms set forth in the applicable Price and Payment Schedule. Unless otherwise agreed to in the Price and Payment Schedule, all payments shall be due within thirty (30) days of the date of invoice. Failure to timely pay any of such amounts for any Project shall constitute a material breach of SPONSOR’s obligations under this Agreement, permitting MOLECULAR MEDICINE at its sole discretion to terminate (upon ten (10) days prior written notice to SPONSOR) all or part of this Agreement with respect to any or all Projects pursuant to Section 23.3, to withhold delivery of Product, to suspend any or all Project Runs, and to exercise such other rights that MOLECULAR MEDICINE may have under this Agreement or otherwise under law.

12.	Compliance with Law. SPONSOR will not use, transport, store, or dispose of the Product in a manner inconsistent with (a) laws, regulations, rules or ordinances applicable to the Product, including without limitation, all applicable requirements and procedures of the United States Food and Drug Administration, or (b) health and safety standards and procedures generally used in the industry. SPONSOR shall obtain assurance of compliance with the preceding sentence from any of its affiliates, agents, assignees, or licensees who use, transport, store, or dispose of the Product.

13.	Excused Performance. Except for payment obligations, neither party shall be responsible for failure or delay in performance of its obligations under or in connection with this Agreement due to causes beyond its reasonable control, including but not limited to acts of God, governmental actions, fire, smoke, labor difficulty, shortages, war, revolution, civil disturbances, terrorism, sabotage, blockade, embargo, explosion, transportation problems, interruptions of power or of communication, failure of suppliers or subcontractors, or natural disasters. SPONSOR acknowledges that it is SPONSOR’s responsibility to obtain its own insurance coverage for the foregoing events. SPONSOR acknowledges that after the occurrence of any of the foregoing events, (i) MOLECULAR MEDICINE may be unable to suspend the Product Run and therefore may be forced to restart the Product Run, and (ii) MOLECULAR MEDICINE may be unable to limit, suspend, or terminate any outstanding financial commitments for which SPONSOR shall be held responsible. SPONSOR shall reimburse MOLECULAR MEDICINE for all additional costs incurred by MOLECULAR MEDICINE as a result of its inability to suspend the Product Run or to suspend or cancel outstanding financial obligations, to the extent that such additional costs are not otherwise covered by MOLECULAR MEDICINE’s business interruption insurance, and MOLECULAR MEDICINE shall apply commercially reasonable best efforts to continue and/or redo affected portions of the Project.

14.	Assignment. This agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, assigns, legal representatives and heirs. Either party may assign or transfer its rights and obligations under this Agreement to a successor to all or substantially all of its assets or business relating to this Agreement, whether by sale, merger, operation of law or otherwise, upon written notice to the other party; provided, however, that such written notice shall be provided by at least 90 days prior to any proposed transfer by MOLECULAR MEDICINE, and that MOLECULAR MEDICINE shall have no right to assign or otherwise transfer its obligations hereunder to any proposed successor that is located outside of the United States or that is materially less qualified, experienced or capable (than MOLECULAR MEDICINE) of satisfying all of MOLECULAR MEDICINE’s obligations hereunder.

15.	Independent Contractors. Nothing in this Agreement shall be construed to create any relationship between MOLECULAR MEDICINE and SPONSOR other than that of independent contracting parties. Neither party shall have any right, power, or authority to assume, create or incur an expense, liability, or obligation, express or implied, on behalf of the other.

16.	Waiver. No waiver by either party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any provision of this Agreement.

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17.	Severability. If any part, term or provision of this Agreement is determined to be invalid or unenforceable, the remainder of the Agreement shall not be affected and shall remain in full force and effect.

18.	Choice of Law. This Agreement shall be governed by the laws of the State of California, regardless of the choice of law provisions of California or any other jurisdiction.

19.	Exhibits and Schedules. All exhibits and schedules attached hereto are hereby incorporated in and made a part of this Agreement as if fully set forth herein.

20.	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.	Entire Agreement. This Agreement contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. This Agreement (including any Exhibits and schedules) may not be changed, modified, amended or supplemented except by a written instrument signed by authorized officers of both parties (as noted above).

22.	Non-solicitation and non-hire. SPONSOR agrees not to solicit or hire personnel from MOLECULAR MEDICINE for production, process development, testing or manufacturing of viral vectors or vaccines or of other biopharmaceuticals for a period of two (2) years after completion of Project unless agreed to in writing by MOLECULAR MEDICINE.

23.	Term and Termination. The term of this Agreement is from the Effective Date through the completion of the Project described in the Scope of Work, unless extended upon the agreement of the parties.

23.1 Termination by SPONSOR. SPONSOR may terminate this AGREEMENT at any time for any reason, or no reason, upon sixty (60) days written notice. Upon receipt of notice of termination from SPONSOR, MOLECULAR MEDICINE shall use its best efforts to limit or terminate any outstanding financial commitments for which SPONSOR shall be held responsible. SPONSOR shall reimburse MOLECULAR MEDICINE for all costs incurred by it for services set forth in the Work Schedule performed by MOLECULAR MEDICINE prior to the effective date of termination, including all noncancellable obligations. If SPONSOR terminates the Agreement under this Section 23.1, then in addition to any reimbursable expenses provided for above, SPONSOR shall pay all cancellation fees for all outstanding Projects in the amounts set forth in the relevant Price and Payment Schedules.

23.2 Termination by MOLECULAR MEDICINE. MOLECULAR MEDICINE may terminate this AGREEMENT at any time for any reason, or no reason, upon one hundred eighty (180) days’ written notice. Upon giving notice of such termination, MOLECULAR MEDICINE shall use its best efforts to (at SPONSOR’s election): (i) complete portions of the Project which can be completed prior to the proposed effective date of termination; and/or (ii) limit or terminate any outstanding financial commitments for which SPONSOR shall be held responsible. SPONSOR shall reimburse MOLECULAR MEDICINE for all costs incurred by it for services set forth in Exhibit A performed by MOLECULAR MEDICINE prior to the effective date of termination, including all noncancellable obligations.

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23.3 Termination for Material Breach. Either party shall have the right to terminate this Agreement upon written notice to the other party if, after receiving written notice of a material breach of this Agreement, the other party fails to cure such breach within (i) ten (10) days from the date of such notice concerning a breach of any payment obligation, or (ii) thirty (30) days from the date of such notice pertaining to all other breaches. If any party breaches the same provision of this Agreement more than two (2) times during any twelve (12) month period (each breach being not cured within the time limits noted), the final such breach shall constitute grounds for termination and no cure period shall apply. If MOLECULAR MEDICINE terminates this Agreement pursuant to this Section 23.3 due to SPONSOR’s breach, then (i) SPONSOR shall reimburse MOLECULAR MEDICINE for all costs incurred by it for services set forth in the Work Schedule performed by MOLECULAR MEDICINE prior to the effective date of termination, including all noncancellable obligations, and (ii) SPONSOR shall pay all cancellation fees for all outstanding Projects in the amounts set forth in the relevant Price and Payment Schedules. If SPONSOR terminates this Agreement pursuant to this Section 23.3 due to MOLECULAR MEDICINE’s breach, it shall not be obligated for payment of cancellation fees, but shall remain obligated for all reimbursable expenses described above.

23.4 Termination of a Project for Delay. MOLECULAR MEDICINE may terminate a specific Project at any time upon thirty (30) days notice if Project Completion has not occurred by the date that is two (2) years from the date of this Agreement (or, as applicable, from the date of the Scope of Work for the Project), for whatever reason; provided, that if the sole cause of the delay is MOLECULAR MEDICINE’s action or inaction, then the two-year period referred to above shall be extended for the period of the delay caused by MOLECULAR MEDICINE. Upon giving notice of such termination, MOLECULAR MEDICINE shall use its best efforts to limit or terminate any outstanding financial commitments for which SPONSOR shall be held responsible. SPONSOR shall reimburse MOLECULAR MEDICINE for all costs incurred by it for services set forth in Exhibit A performed by MOLECULAR MEDICINE prior to the effective date of termination, including all noncancellable obligations. In addition, SPONSOR will be obligated to pay any applicable cancellation or delay fees required to be paid for that Project in the amounts set forth in the Price and Payment Schedule.

23.5 Surviving Obligations. Termination or expiration of this Agreement shall not affect any accrued rights of either party. The terms of Sections 2, 3.1, 3.2.2, 3.2.3, 3.3, 3.4, 4, 5, 6, 7, 8, 9, 10, 11, 12, 14 (to the extent assigned at the time of termination or expiration), 17, 18, 19, 21, 22, 23, and 24 of this Agreement shall survive termination of this Agreement.

23.6 Notice. Notice of termination shall be in writing, delivered to the terminated party by registered mail or by overnight delivery service as provided in Section 24.

23.7 Right of Set-off. Upon either (i) the occurrence and during the continuance of any material default by SPONSOR or (ii) the termination of this Agreement for any reason, MOLECULAR MEDICINE is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits held at any time by MOLECULAR MEDICINE for the credit or account of SPONSOR for any and all Projects (as well as any indebtedness at any time owing by MOLECULAR MEDICINE to SPONSOR) against any and all of the obligations of SPONSOR for any and all Projects now or hereafter existing under this Agreement. MOLECULAR MEDICINE agrees to notify SPONSOR promptly after any such set-off and application, provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of MOLECULAR MEDICINE under this Section are in addition to other rights and remedies that MOLECULAR MEDICINE may have.

24.	Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be (a) mailed by registered or certified first-class mail, return receipt requested, (b) mailed by Federal Express or other overnight delivery service, (c) transmitted by facsimile, or (d) delivered personally. Such notices will be deemed to have been sufficiently given for all purposes (i) five (5) days after mailing by registered first class mail, (ii) two (2) days after sending by overnight delivery service, (iii) the same day if sent by facsimile transmission with electronic

10

confirmation of transmission if transmission is confirmed during the recipient’s normal business hours, or otherwise on the recipient’s next business day, or (iv) immediately if personally delivered. Unless otherwise specified in writing, any notices will be sent to the following addresses:

If to MOLECULAR MEDICINE:	MOLECULAR MEDICINE BIOSERVICES, INC.
1890 Rutherford Road, Suite 200
Carlsbad, CA 92008
Attention: Marian Ernst
Fax: (760) 918-0076

If to SPONSOR:	CARDIUM THERAPEUTICS
3611 Valley Centre Drive
Suite #525
San Diego, CA 92130

Attention: Vice President Manufacturing and
Technical Operations or President
Fax: 858-436-1001

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MOLECULAR MEDICINE BIOSERVICES, INC.

By:	/s/ David M. Backer	1-18-06
Name:	David M. Backer	Date
President

CARDIUM THERAPEUTICS, INC.

By:	/s/ Tyler M. Dylan	Jan. 19, 2006
Name:	Tyler M. Dylan	Date
Title	Chief Business Officer

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MOLECULAR MEDICINE BIOSERVICES, INC.

PRODUCTION SERVICE AGREEMENT

EXHIBITS

Exhibit A	Scope of Work

Exhibit B	Price and Payment Schedule

Exhibit C	Work Schedule

Exhibit D	Form of Certificate of Compliance

Exhibit E	Form of Start Order

Exhibit F	Standard Terms and Conditions of Storage

Exhibit G	Quality Agreement

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CONFIDENTIAL

EXHIBIT A-SCOPE OF WORK

1.	Technical Transfer For Production

1.1.	Technical Transfer Package: Sponsor will supply Molecular Medicine with technical information (the “Technical Transfer Package”) as previously employed for the production of FGF4. The Technical Transfer Package should include but is not limited to:

•	Batch Production Records

•	Raw Material List (Vendor/PN)

•	Supplies (Vendor/PN)

•	Equipment List (Vendor/Model Number

•	Receiving Specifications Materials and Supplies

•	Intermediate Preparations and Specifications (Buffers;

•	Summary Data From 2 Runs For In process Testing

•	Summary Data From 2 Runs For Final Vector Product

•	Draft Work Schedule

•	Analysis of Waste Generation per Process Step

Upon receipt of the Technical Transfer Package, the Molecular Medicine Project Team will evaluate information and initiate generation of receiving specifications for raw material and supplies, determine initial time frames for receipt of materials-supplies-equipment, and requirements for Installation Qualification-Calibration-Certification as needed for equipment. The Project Team will identify areas in which additional information is required.

1.2.	Raw Materials: Molecular Medicine will require the source (vendor), part number, grade (as applicable), and receiving specification currently used for each material called out in the technical transfer package. If a vendor Certificate of Analysis is available, please include. Quality Assurance will develop an internal receiving specification consistent with the information supplied. In the event information is inconsistent with Molecular Medicine requirements or does not meet criteria for CGMP compliance, further discussion will be required. Critical components such as filters, media, and serum should be process qualified prior to use.

Final receiving specifications must be reviewed and approved by both parties.

1.3.	Supplies: Molecular Medicine will require to the extent available, the source (vendor), part number, grade (as applicable), and receiving specification currently used for each supply called out in the Technical Transfer package. If a vendor Certificate of Analysis is available, please include. Quality Assurance will develop an internal receiving specification consistent with the information supplied. In the event information is inconsistent with Molecular Medicine requirements or does not meet criteria for CGMP compliance, further discussion will be required.

Final receiving specifications must be reviewed and approved by both parties.

1.4.	Equipment: The following is an assessment of the general equipment list provided by Sponsor and includes those pieces that would need to be purchased. Equipment costs are not included in any other cost for services or goods.

See Following Page for Table 1 – Equipment List

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EXHIBIT A – SCOPE OF WORK

Table 1 – General Equipment List for Production

Item	Vendor	Model No.
15L (10L Working Volume) Bioreactor	Applikon	TBD
DCU Controller	Braun	TBD
1 L Column	GE	TBD
BioCAD Sprint Chromatography Workstation		TBD
Column Selector	Scout	TBD
Plate and Frame UF System	Centramate	TBD

1.5.	Project I: Documentation: All information provided in the Technical Transfer Package in the form of Batch Production Records (BPRs) and Receiving Specifications will be converted to the Molecular Medicine format by Quality Assurance. All Molecular Medicine master documents will require review and approval from appropriate authorizing Sponsor Technical and Quality representatives.

1.5.1.	Receiving Specifications: It is recommended that Sponsor provide a copy of an acceptable Certificate of Analysis for all raw materials and supplies (as available) in addition to an established receiving specification.

1.5.2.	Master Batch Production Records (BPRs): All BPRs will be generated and handled within the Molecular Medicine change control system. All requests for change (typographical, technical, or otherwise) must be made in writing.

1.5.3.	Standard Operating Procedures (SOPs): The technical transfer package will be evaluated for additional SOP requirements beyond those currently active at Molecular Medicine. This may include but is not limited to items such as the operation of project specific equipment.

The Technical Transfer is complete upon generation of all receiving specifications, Master Batch Production Records, and Standard Operating Procedures. Some draft documents may be used for Technical Transfer Run #1 and is subject to the approval of both Molecular Medicine and Sponsor Quality Assurance and Technical representatives.

1.6.	Flow Diagram:

1.6.1.	Flow Diagram 1 shows an overview of the projects defined in this Scope of Work.

1.6.2.	Flow Diagram 2 shows the process flow diagram for production as described by Sponsor.

See following pages for “Process Flow Diagrams”.

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EXHIBIT A – SCOPE OF WORK

Flow Diagram 1: Project Overview

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EXHIBIT A – SCOPE OF WORK

Flow Diagram 2: Production Process Flow Diagram

HEK 293 Cell Bank
Virus Vector Bank
Growth of cells
Shake Flask Infection (Viral Expansion)
Bioreactor Cell Culture
Infection of bioreactor
(48 hours)
Harvest of infected cells
Release of virus from infected cells
Virus purification and concentration
Ad5FGF-4 Bulk Drug Substance (stored at ≤ -70° C)
Thawing (undiluted bulk)
Dilution to required concentration (diluted bulk)
Sterile filtration (sterile filtered, fill bulk)
Filling into vials
Ad5FGF-4 Final Drug Product (stored at ≤ -70° C)

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EXHIBIT A – SCOPE OF WORK

1.7.	Process Description: This proposal is based upon the process for production as described by SPONSOR.

Table 2: Technical Transfer Data Package Preparation Costs

Activity	Estimated Cost	Timing
Data Package Transfer	$80,000	4-6 weeks

1.8.	Project II: Technical Transfer Run(s): Molecular Medicine will perform at least one Technical Transfer Run at the 10L scale using the Sponsor-supplied Master Viral Bank to ultimately yield clinical grade bulk drug product (BDP). Yield and purity targets for the initial Technical Transfer Run will be “For Information Purposes” only. All in-process data resulting from the run will be evaluated with existing in-process data for process verification and consistency purposes. All work performed for the Technical Transfer Run will occur in the Process Development facility located in Carlsbad, CA. Estimated time for completion of the Technical Transfer Run is 5-6 weeks from laboratory start to laboratory completion.

1.8.1.	Operability Review: An Operability Review of the draft documentation will be scheduled at Molecular Medicine to review the feasibility, accuracy, and completeness of the draft documentation used during the initial Technical Transfer Run. The Operability Review should include Quality and Technical representatives from both Molecular Medicine and Sponsor. Modifications to the documentation resulting from the Operability Review will be incorporated into the BPRs as needed and prior to the laboratory initiation of the cGMP production run. A review and analysis of in-process and final product data will be performed during this period. This is a decision point within the program. This proposal assumes no additional studies are required prior to initiation of subsequent Technical Transfer Runs, should they be required.

1.9.	Project III: CGMP Production Run: Molecular Medicine will perform one (1) 10L GMP Production run using the Sponsor’s MVB to yield clinical grade bulk drug product (BDP) and verify the technical transfer process. All GMP runs will be performed in accordance with the process confirmed and resulting from the technical transfer process and analysis of data from the Technical Transfer Run(s). All work performed for this production will occur in the MOLECULAR MEDICINE cGMP multi-product facility (Carlsbad, CA) with approved Batch Production Records (BPRs). Batch Production Records must be reviewed and approved by a Quality and Technical representative of Sponsor prior to use. Costs per cGMP Production Runs do not include fill/finish.

Table 3: Costs for Technical Transfer Run(s) and cGMP Run(s)

Scale	Location	Cost	Duration	Report	Documentation Fees
10L Bioreactor, First Technical Transfer Run	PD Lab	$265,000	(a.)	Final Report	$10,000
10L Bioreactor, Subsequent Runs	cGMP	$345,000	(a.)	Certificate of Compliance	$10,000

(a.)	As per Exhibit C timeline.

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EXHIBIT A – SCOPE OF WORK

1.10.	Project IV: Qualification for Final Product Fill (Media Fills): Molecular Medicine will perform three (3) media fills to qualify the fill process for SPONSOR’s Gene Therapy Product as outlined in Project IV. Qualification will occur upon successful completion of these simulation runs as defined by the media fill batch production records. MOLECULAR MEDICINE and SPONSOR agree that the following is applicable to Project IV as outlined below:

1.10.1.	All batch records are to be approved by SPONSOR prior to initiation of media or product fill. Batch records will include authorizing signatures from both technical and quality groups.

1.10.2.	MOLECULAR MEDICINE will write and SPONSOR will (if acceptable) approve all batch records in a timely manner.

1.10.3.	MOLECULAR MEDICINE will perform services under cGMP, including appropriate training of personnel, validation of personnel for product fills, and environmental monitoring.

1.10.4.	Completion of a fill project at MOLECULAR MEDICINE will result in Quality Assurance issuing a Certificate of Compliance to SPONSOR.

1.10.5.	The media fills will be performed with the intent to qualify:

1.10.5.1.	The Class 1000 fill suite in Molecular Medicine’s multi-product facility as the fill room environment during the qualified fill period. Qualification of the suite expires in six months.
1.10.5.2.	A fill team consisting of a fill operator, stopper operator and a checking operator. Each role will be served by each individual during each of the three media fills, resulting in a team qualified for any or all roles of the process. At least two finishing operators will be present during the fill. Qualification of personnel expires in six months.

1.10.5.3.	The fill process as defined and approved by SPONSOR at Molecular Medicine for the Gene Therapy product.

1.10.5.4.	Fill run of up to 2000 units per run.

1.10.6.	Environmental monitoring data will be provided to SPONSOR to demonstrate and support room performance and equivalence.

1.10.7.	All vialing components to be utilized for Project IV must be cleaned/depyrogenated/steam sterilized and tested for sterility and endotoxin prior to their use in the GMP facility. SPONSOR is to provide components to MOLECULAR MEDICINE or provide ordering information so that MOLECULAR MEDICINE may order the components. The costs for the components are the responsibility of the SPONSOR.

1.10.7.1.	Prior to the initiation of Project IV, MOLECULAR MEDICINE will manage the process and timelines for sending all vialing components to an outside laboratory for processing. At the conclusion of these services, the processed components will be delivered to MOLECULAR MEDICINE with appropriate documentation and certificates of sterility and depyrogenation. The SPONSOR is responsible for all related costs and will be invoiced by MOLECULAR MEDICINE.

Table 4: Costs for Media Fill Qualifications

Fill Activity	Units/dose	Cost per Fill	Documentation Fee
Media Fill #1	2000	$25,000	N/A
Media Fill #2	2000	$25,000	N/A
Media Fill #3	2000	$25,000	$5,000 (For all three)

Total Costs:			$80,000

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EXHIBIT A – SCOPE OF WORK

2.	Assay Transfer and Qualification for Testing: Sections 2.1 – 2.4 provide a general description for the activities associated with assay transfer.

Quality Control Assays (In-House)

Assay	MMB In-House Assays	Assay Transfer Capability
Bioburden	QCT007	N/A
Endotoxin	QCP028	N/A
SDS-PAGE	QCT044	N/A
pH	QCP022	N/A
Particle Count (OD)	QCT046	N/A
Particle Count (HPLC)	QCT041	N/A
Titer (Plaque Assay)	QCT016	N/A

Current Quality Control assay test methods or protocols are listed above as MMB In-house Assays. A technical transfer of a client-specific protocol may be performed for any assay currently in-house at Molecular Medicine. Additional fees may apply (which fees will not exceed those charged to other Molecular Medicine clients for substantially equivalent services).

2.1.	Qualification Protocol: Upon receipt of a Sponsor assay test method or protocol, Molecular Medicine Quality Assurance will develop an Assay Qualification Protocol. The final protocol must be reviewed and approved by Sponsor and Molecular Medicine Quality and Technical representatives.

2.2.	Internal Reference Standard: It is assumed that Sponsor will provide internal reference standards as appropriate for Qualification. If a reference standard is not available, Molecular Medicine and Sponsor will agree in advance as to the appropriate standard for use in assay qualification.

2.3.	Assay Qualification: Molecular Medicine Quality Control will execute the approved Assay Qualification Protocol. Sponsor may have personnel on site during this qualification period if desired. Upon completion, all data will be forwarded to Quality Assurance for review.

2.4.	Final Report: Quality Assurance will review the resulting data and issue a Final Report for acceptance and approval by Sponsor upon successful completion of the protocol.

3.	CGMP Production:

3.1.	Process Flow Diagram for Proposed Manufacturing: This proposal is based upon the process for production as described by SPONSOR.

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EXHIBIT A – SCOPE OF WORK

3.2.	Project V: Final Product Fill (Placebo and two Product Fills): Each final product fill is performed using a semi-automated closed hand fill system (Watson-Marlow 505D1 pump). The following table defines capacity and cost schedule for Final Product Fills:

Table 5: Capacity and Cost for Final Product/Placebo Fills

Day	Dose Fill	Units/dose	Cost per Fill	Documentation Fee
1	Placebo	500	$45,000	$5,000
2	Final Product #1	1500	Included in Production	Included in Production
3	Final Product #2	1500	$45,000	$5,000

4.	In-process Testing: Molecular Medicine performs in-process testing throughout the various manufacturing stages for the purpose of monitoring production. These tests are performed in accordance with defined internal SOPs and results are reviewed on a real-time basis. These test results are not generally intended for final release and should not be reported as such unless otherwise agreed to in writing. The following tests are performed in Quality Control for monitoring purposes:

Molecular Medicine Quality Control Assays

Assay	Method	Assay Reference
Endotoxin	LAL	QCP028
Bioburden Testing		QCT007
Mycoplasma Testing	Gen-Probe Assay	QCT017
Particle Analysis	OD260	QCT046
Particle Analysis	HPLC	QCT04 1
Infectious Titer	Plaque Assay	QCT016

Sponsor’s requirement for product specific in-process testing is included in GMP costs for each production run and subsequent dose fill. The technical transfer costs for each assay is separate and described in Section 2.0: Assay Transfer.

5.	Final Release Testing: Molecular Medicine will assist Sponsor with Final Release Testing activities as defined below.

Sponsor commits to and is responsible for:

a)	Defining a prescribed testing regimen and applicable sample types consistent with the requirements of the Sponsor IND and corresponding product specifications (“Product Specifications,” to be provided by Sponsor).

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EXHIBIT A – SCOPE OF WORK

b)	Determining the Third party testing facility or facilities in which all release testing assays will be performed by.

c)	All costs incurred as a result of release testing performed. Review and approval of sample submission form(s) required for release testing.

In addition to Molecular Medicine’s obligations to provide clinical grade bulk drug product and final product fill material in accordance with Product Specifications and current Good Manufacturing Practice (cGMP), Molecular Medicine commits to and is responsible for:

a)	Incorporating the defined sampling plan into the Master Batch Production Records in advance of the manufacturing run.

b)	Assuring all required samples are taken as defined in advance and per approved Master Batch Production Records.

c)	Samples will be appropriately labeled and stored.

d)	Preparation of all paperwork required for sample submission to third party testing facility.

e)	Scheduling of samples with third party testing facility or facilities to assure prompt initiation of tests.

f)	Assure all final reports are forwarded to Sponsor.

6.	Documentation: Each production lot from Sponsor is characterized by a full set of approved Batch Production Records (BPR). Upon each lot review, QA will issue a Certificate of Compliance (as shown in Exhibit D) to the Sponsor. Molecular Medicine will also provide to Sponsor the following Regulatory Support Package as described below for each CGMP Lot:

a)	Certificate of Compliance upon final QC/QA review for each lot manufactured.

b)	One (1) complete set of completed batch production records.

c)	Environmental Monitoring Data (Further Define w/ Sponsor as to requirements)

d)	Letters Of Authorization to the Sponsor IND with the Food and Drug Administration for the Molecular Medicine Type V Facility Master File, and

e)	Vendor Certificates of Analysis for all critical components such as filters, media, and buffers.

f)	Sponsor may define additional lot file requirements in advance.

7.	Shipping: Shipping: Molecular Medicine will provide up to three (3) IATA certified shipping containers and dry ice (per lot) for viral shipments originating from Molecular Medicine. Sponsor is responsible for selecting and designating a commercially reliable shipper. Sponsor is solely responsible for all charges incurred with each shipment and shall provide Molecular Medicine with an established account number with the selected shipper for billing of each shipment.

8.	Storage: Molecular Medicine agrees to hold Sponsor’s Product pursuant to Section 4.2 of the Production Service Agreement and the Standard Terms and Conditions of Storage referred to therein.

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EXHIBIT B-PRICE AND PAYMENT SCHEDULE

Price and Payment Schedule 1: Technical Transfer (Documentation Package) and Fill Qualification

(This pricing expires on March 30, 2006)

Parameter	Payment Schedule 1	Total Cost
Technical Transfer (Project I)	1. Contract Initiation Fee – 50% of Technical Transfer Document Preparation and Fill Qualification Costs. Due within 10 days of contract signature.	$77,500
	2. Technical Transfer Document Preparation – Completion Defined By Completion of Receiving Specifications/SOPs/Draft BPRs	$40,000
Fill Qualification (Project IV)	3. Media Fill Qualification – Completion Defined by completion of three media fills and issuance of Final Report	$37,500
Documentation Fees	4. Documentation Fee for Media Fill Qualification: Invoiced upon issuance of Final Report	$5,000
Total Cost For Tech Transfer Document Preparation and Media Fill Qualifications:		$160,000

The above Price and Payment Schedule represents costs associated with one-time up-front activities required to transfer and qualify the Sponsor Production Process. These activities define and qualify all subsequent GMP manufacturing activities.

Assumptions to Proposal

1.	This proposal does not include the purchase of equipment and Project Materials required for this process. Molecular Medicine would need all relevant equipment as indicated in Section 1.4 and all Project Materials to be acquired or transferred to the facility for the purposes of this completing this project. Costs as detailed above do NOT reflect equipment or Project Material costs, which shall be for the account of Sponsor. All Project costs to be borne by Sponsor that are not as pre-specified herein shall be pre-approved by Sponsor.

2.	It is recommended that upon receipt of a more complete equipment list, both parties develop a strategy for the most efficient approach to address the equipment needs.

3.	Technical Transfer (Price and Payment Schedule 1) and Manufacturing Cost (Price and Payment Schedule 2) are estimated based on information received to date. Detailed cost models will be developed upon receipt of a detailed Technical Transfer Package. Costs as outlined are an estimate of the number of buffers required, length of time for cell expansion, purification materials, etc. Actual cost may be adjusted upon receipt of this information.

4.	This proposal does not include the purchase of vialing components (vials, stoppers and seals), nor the required processing (sterilization and depyrogenation) of the components. Molecular Medicine will facilitate the procurement of the vialing components as well as the processing, which shall be performed by a third party. Sponsor will be responsible for all costs associated with the components and their processing.

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EXHIBIT B-PRICE AND PAYMENT SCHEDULE

Price and Payment Schedule 2: Technical Transfer Run, cGMP Production and Fill/Finish

Parameter	Payment Schedule 2	Total Cost
GMP Production	1. Contract Initiation Fee – 30% of GMP Production and Fill Costs Due Within 10 Days of Contract Signature	$210,000
Technical Transfer Run	2. Technical Transfer Run Completion Defined by Laboratory Completion of BDS and issuance of Final Report	$185,500
GMP Production	3. GMP Production Completion Defined by Laboratory Completion, QA Review and issuance of Certificate of Compliance	$241,500
Placebo Fill	4. Placebo Fill Completion Defined by Laboratory Completion, QA Review and issuance of Certificate of Compliance	$31,500
Final Product Fill	5. Final Product Fill Completion Defined by Laboratory Completion, QA Review and issuance of Certificate of Compliance
	4.1 Fill #1	N/C
	4.2 Fill #2	$31,500
Documentation Fees:	6. Documentation Fees: Invoiced upon issuance of Certificate of Analysis or Final Report (TTR)
	5.1 Technical Transfer Run	$10,000
	5.2 cGMP Production	$10,000
	5.3 Placebo Fill	$5,000
	5.4 Fill #1	N/C
	5.5 Fill #2	$5,000

Total Costs For GMP Production and Filling:		$730,000

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EXHIBIT B-PRICE AND PAYMENT SCHEDULE

Additional Terms and Conditions to Price and Payment Schedule

1.	Molecular Medicine reserves the right to review and amend pricing should additional project requirements substantially impact costs provided, however, that pricing shall not be increased by an amount that exceeds the actual increase in costs.

2.	Sponsor and Molecular Medicine must agree to any changes to the Scope of Work in writing and in the format of an Amendment to the Agreement.

3.	Except where elsewhere specified, all invoices are due for receipt at Molecular Medicine BioServices NET 30 DAYS. 1.5% per month will be assessed on overdue balances. In no case does the assessment of past-due invoice charges affect the parties rights of termination under the Production Service Agreement.

4.	Adjustments to payment terms must be made in writing and signed off by the Chief Financial Officer or equivalent authority at Molecular Medicine BioServices, Inc.

5.	The following Delay/Cancellation Fee Schedule applies to any cancellation of the Project and to any Sponsor-caused delays to the agreed schedule, including delays resulting from changes to a confirmed scheduled project:

Timeframe to Laboratory Start	Delay	Cancellation
> 90 days	0	20%
61 – 90 days	15%	40%
31 -60 days	20%	60%
15 – 30 days	25%	80%
8 –14 days	40%	90%
≤7 days	50%	100%
Run in process	*See Comment Below	100%

*	Any request to hold materials in-process at a specific stage within the manufacturing process will result in an invoice for the pro-rated value consistent with the in-process material on hold.

6.	Molecular Medicine standard group storage fees shall apply pursuant to Section 4 of the Production Service Agreement. Such standard estimated storage fees are provided below:

Unit	Fee/Unit (Quarterly)	Fee/Unit (Annually)
EachBox (≤1.5mL vials)*	$150.00	$500.00
Each Box (>1.5mL≤5mL vials)**	$275.00	$1,000.00
1/4 shelf/1 rack	$2,775.00	$11,000.00
1/2 shelf	$5,525.00	$22,000.00
1 shelf	$11,025.00	$44,000.00

*	Up to 100 vials/box; 22 boxes/rack; 4 racks/shelf
**	Up to 100 vials/box; 12 boxes/rack; 4 racks/shelf

The above Price and Payment Schedules 1 and 2 and the Delay/Cancellation Fee Schedule have been reviewed and accepted.

Sponsor Authorizing Signature/Title

___________
Date

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EXHIBIT C- WORK SCHEDULE

Work Schedule and Estimated Timeline

Molecular Medicine provides the following estimated timeline, which is subject to change to the extent required by performance of the Project. Molecular Medicine shall promptly consult with Sponsor in the event that any material changes are expected to impact the work schedule or estimated timeline. (NOTE: This sample time-line, although aggressive, assumes a linear approach to scheduling. It may be possible that some production activities be scheduled in an over-lapping fashion utilizing the facility more efficiently, saving time and resources. This is an option for further discussion.)

Red text indicates sponsor-driven activities.

Project I: Technical Transfer Document and Materials Preparation

ID	i	Task Name	Duration	Start	Finish	Qtr 1, 2006
						Jan	Feb	Mar
2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22

Technical Transfer Preparation

Sign Contract

Documentation

Review Batch Production Records

Review Equipment List

Prepare Item Specifications

Review Raw Materials List

Review Testing Data

Conversion of Documents to MMB format

Review of Documents by Sponsor

Raw Material Preparation

Purchase Materials

Receive Raw Materials

QC Testing Test

Release Raw Materials

Training

MMB Employees to Berlex (TBD)

Equipment Preparation

Receive Equipment

Equipment SOP Generation

Install and Verify Operational (IQ/IQ)

			66 days 1 day 28 days 5 days 5 days 14 days 5 days 1 day 21 days 7 days 28 days 7 days 7 days 7 days 7 days 2 days 2 days 60 days 28 days 60 days 14 days	1/9/06 1/9/06 1/10/06 1/10/06 1/10/06 1/10/06 1/10/06 1/10/06 1/10/06 1/31/06 2/7/06 2/7/06 2/14/06 2/21/06 2/28/06 2/8/06 2/8/06 1/15/06 1/15/06 1/15/06 2/12/06	3/15/06 1/9/06 2/6/06 1/14/06 1/14/06 1/23/06 1/14/06 1/10/06 1/30/06 2/6/06 3/6/06 2/13/06 2/20/06 2/27/06 3/6/06 2/9/06 2/9/06 3/15/06 2/11/06 3/15/06 2/25/06

Project IV: Media Fill Qualifications and Component Preparation

ID	i	Task Name	Duration	Start	Finish	Qtr 1, 2006			Qtr 2, 2006
						Jan	Feb	Mar	Apr	May
23 24 25 26 27 28 29 30 31

Component Preparation and Media Fill Qualification

Order Components (11,000)

Processing of Components (Outsourced)

Media Fill Qualification & Placebo Fill

Media Fill #1

Media Fill #2

Media Fill #3

Final Report

Placebo Fill

			119 days 14 days 45 days 53 days 1 day 1 day 1 day 21 days 1 day	1/10/06 1/10/06 1/24/06 3/17/06 3/17/06 3/25/06 4/2/06 4/3/06 5/8/06	5/8/06 1/23/0 6 3/9/06 5/8/06 3/17/06 3/25/06 4/2/06 4/23/06 5/8/06

MMB DMB 1/18/06	CARDIUM TD 1/19/06

CONFIDENTIAL

EXHIBIT C-WORK SCHEDULE

Project II: Technical Transfer Run

ID	i	Task Name	Duration	Start	Finish	2006		Qtr 2,
						Feb	Mar	Apr
32 33 34 35 36 37 38 39 40 41 42 49 50 51 52

Technical Transfer Run(10L Bioreactor) (PD)

Production

Thaw Sponsor-Provided 293 Cells

Cell Expansion

Virus Expansion

Bioreactor Seed /Expansion

Infection

Harvest/Concentration

Purification

Formulation

Fill (TBD)

Testing/Review

In-Process Testing (MMB)

MMB Review and Issuance of Final Report

Sponsor Review

			57 days 28 days 1 day 21 days 2 days 1 day 2 days 1 day 1 day 1 day 1 day 28 days 14 days 7 days 7 days	2/28/06 2/28/06 2/25/06 3/1/06 3/20/06 3/22/06 3/23/06 3/23/06 3/26/06 3/27/06 3/28/06 3/29/06 3/29/06 4/12/06 4/19/06	4/25/06 3/27/06 2/28/06 3/21/06 3/21/06 3/22/06 3/24/06 3/25/06 3/26/06 3/27/06 3/28/06 4/25/06 4/11/06 4/18/06 4/25/06

Project III and V: GMP Clinical Production and Fill of Final Product

ID	i	Task Name	Duration	Start	Finish		Qtr2, 2006			Qtr 3,
						Mar	Apr	May	Jun	Jul
53 54 55 56 57 58 59 60 61 62 63 64 65 72 79 80 81 82

GMP Clinical Run (10L Bioreactor)

Equipment Transfer from PD Space to GMP Suite

IQ/IQ

Production

Thaw Sponsor-Provided 293 Cells

Cell Expansion

Virus Expansion

Bioreactor Seed / Expansion

Infection

Harvest/Concentration

Purification

Formulation

Fill #1

Fill #2

Testing/Review

In-Process Testing (MMB)

MMB Review and Issuance of C of C

Third Party Testing (Outsourced)

			101 days 7 days 14 days 28 days 1 day 21 days 2 days 1 day 2 days 1 day 1 day 1 day 1 day 1 day 43 days 14 days 7 days 42 days	3/28/06 3/28/06 4/4/06 4/26/06 4/26/06 4/27/06 5/16/06 5/18/06 5/19/06 5/21/06 5/22/06 5/23/06 5/24/06 5/25/06 5/25/06 5/25/06 6/8/06 5/26/06	7/6/06 4/3/06 4/17/06 5/23/06 4/26/06 5/17/06 5/17/06 5/18/06 5/20/06 5/21/06 5/22/06 5/23/06 5/24/06 5/25/06 7/6/06 6/7/06 6/14/06 7/6/06

MMB DMB 1/18/06	CARDIUM TD 1/19/06

CONFIDENTIAL

EXHIBIT C-WORK SCHEDULE

ADDITIONAL CONDITIONS TO ALL WORK SCHEDULES:

It is recognized that biological processes do not always perform to a precise number of days. Therefore, the party responsible for timeline extensions or delays is as follows:

1.	Molecular Medicine is responsible for project extensions or delay due to their manufacturing equipment.

2.	Molecular Medicine is responsible for complete execution of manufacturing methods as outlined in approved batch production records. Molecular Medicine is responsible for project extensions or delays due to inaccurate execution of the manufacturing methods as outlined in the batch production records.

3.	Sponsor is responsible for project extensions or delay due to their manufacturing equipment.

4.	Sponsor is responsible for project extensions or delays due to lack of critical information or materials in a timely manner to Molecular Medicine as agreed to in advance.

5.	Sponsor is responsible for project extensions or delays caused by variable performance of raw materials specified in advance.

6.	Sponsor is responsible for project extensions or delays caused by variable performance of critical production parameters previously defined by Sponsor.

MMB DMB 1/18/06	CARDIUM TD 1/19/06

CONFIDENTIAL

EXHIBIT D – FORM OF CERTIFICATE OF COMPLIANCE (SAMPLE COC)

CERTIFICATE OF COMPLIANCE (Sample)

SPONSOR:	Date:
SPONSOR
Contact:
	Client Code:	MM-134

Product:

MOLECULAR MEDICINE Manufacturing and Quality Assurance have reviewed the following Batch Production Records documenting the manufacture of the above product:

Part Number	Version	Name	Lot Number
TBD
TBD
TBD

The following criteria have been met based on the review of the Batch Production Records and related Facility and Quality Control Records.

☐	Batch Production Records were properly utilized, were reviewed after use by responsible Manufacturing and Quality Assurance staff, and all lot deviations have been reviewed, justified and approved.

☐	All components utilized in production met specified requirements prior to use.

☐	All materials were manufactured in qualified facilities utilizing standardized, documented and (where and when appropriate) validated equipment, utilities, and manufacturing processes.

☐	Representative samples of each finished lot were subjected to the following required testing and have met specifications (including without limitation the Product Specifications); this data has been reviewed and approved by Quality Control and Quality Assurance.

MMB DMB 1/18/06	CARDIUM TD 1/19/06

CONFIDENTIAL

EXHIBIT D-FORM OF CERTIFICATE OF COMPLIANCE (SAMPLE COC)

TEST	METHOD	REFERENCE	SPECIFICATION	RESULT
Bioburden			No Growth

Mycoplasma			Negative

Endotoxin			<10EU/ml

Particles			Report

Volume			Report

THESE DATA ARE FOR PRODUCT CERTIFICATION ONLY AND ARE NOT A SUBSTITUTE FOR FINAL PRODUCT RELEASE TESTING

☐	Any unexplained discrepancies or the failure to meet any of the specifications have been thoroughly investigated, documented, resolved and approved by Quality Assurance and are considered to have no adverse affect on the safety, identity, strength, quality of purity of the lot.	☐	No unexplained discrepancies or failure to meet any of the specifications.

MOLECULAR MEDICINE certifies that the (Product) was made according to Good Manufacturing Practice Regulations as applicable to pilot scale facilities.

(Name)	Date
Quality Assurance
Molecular Medicine BioServices, Inc.

MMB DMB 1/18/06	CARDIUM TD 1/19/06

CONFIDENTIAL

EXHIBIT E – TERMS AND CONDITIONS OF STORAGE

1. Storage Services. Molecular Medicine BioServices, Inc. (“MMB” or the “Company”) will provide storage services to the “Sponsor” referenced above under the following Terms and Conditions of Storage (the “Terms & Conditions”). These Terms & Conditions are the Standard Terms and Conditions of Storage that are referred to in the Production Service Agreement referenced above between MMB and such Sponsor (together with all exhibits thereto, the “PSA”). These Terms & Conditions are an exhibit to and form part of the PSA. By entering into the PSA, the Sponsor agrees to be bound by these Terms & Conditions, including any future modifications to the Terms & Conditions that are adopted and communicated to Sponsor by MMB.

2. Delivery of Stored Materials. Sponsor will deliver (or, as applicable, hereby directs MMB to store) all materials, supplies and products intended to be stored with MMB under the PSA (collectively, the “Stored Materials”) at the times and in accordance with the procedures set forth in the Scope of Work that is attached to the PSA (the “PSA Scope of Work”). All Stored Materials will be delivered in containers that are customary in the industry, that are adequately designed to maintain the viability of the materials contained therein and to prevent cross-contamination, and that meet any other specifications that may be agreed to in writing by MMB and Sponsor, whether in the PSA Scope of Work or otherwise. All Stored Materials delivered to MMB will be accompanied by a completed deposit form in the form attached hereto, together with any other information relevant to the storage of the Stored Materials, such as source of Stored Materials, lot number, grade and/or such other specifications as may be required in the Scope of Work or by written mutual agreement of MMB and Sponsor. MMB shall have the right, in its sole discretion, to refuse to store any Stored Materials that do not meet the foregoing requirements. In no event will MMB be responsible for any loss or contamination resulting from Sponsor’s failure to meet such delivery requirements, nothwithstanding the fact that MMB may have accepted Stored Materials that do not meet the foregoing requirements.

Sponsor understands and agrees that MMB cannot assume responsibility for the safety or quality of any Stored Materials that were not originally processed by MMB or that have been removed from MMB’s control and later returned by MMB. Sponsor acknowledges and agrees in that either of such events, the sole responsibility of MMB is limited to the storage of such Stored Materials under conditions specified in the relevant deposit order.

3. Storage Conditions. MMB will store the Stored Materials in the containers specified in the relevant deposit form, and at the temperature and under the other conditions that are specified in the deposit form and that are agreed to by MMB. MMB will store the Stored Materials in accordance with current Good Manufacturing Practices as set forth in US 21 CFR Parts 210 and 211 applicable to pilot scale facilities and 21 CFR Part 600 applicable to biological products.

4. Term. MMB’s obligation to provide storage services under these Terms and Conditions shall take effect on the effective date of the PSA and shall remain effective until the earlier of the Termination Date set forth in Section 6 and the termination date of the PSA. Upon the termination of the PSA, Sponsor may renew MMB’s storage services for successive annual periods by providing written notice of such renewal to MMB no later than thirty (30) days prior to the termination of the PSA. Each annual renewal period shall renew automatically, commencing on January 1 and ending on December 31 of each year, except that the initial renewal period will commence on the termination date of the PSA and end on December 31 of that year, with storage fees for the initial period prorated accordingly. The initial term and subsequent renewal periods are each referred to herein as a “Storage Period.“

5. Storage Fees. During the effective period of the PSA, Sponsor shall pay all storage fees in the amounts and at the times set forth in the Price and Payment Schedule of the PSA. Thereafter, Sponsor shall pay in advance the fee for each annual Storage Period in amounts set forth in MMB’s then current standard storage fee schedule. All invoices are payable in United States dollars. All payments must be made via cash or check. Sponsor shall be responsible for costs associated with MMB’s collection of sums due and owing to it pursuant to these Terms & Conditions including, without limitation, reasonable attorneys’ fees and expenses, collection agency fees, and court costs.

6. Termination. Notwithstanding any other provisions herein, MMB’s obligations to provide storage services to Sponsor shall terminate upon the happening of any of the following events (each, a “Termination Event”):

(a) Termination or expiration of the PSA for any reason without the Sponsor having elected to renew for an annual storage term;

(b) Written instruction of Sponsor directing MMB to transfer all Stored Materials to another storage facility;

(c) Written instruction of Sponsor directing MMB to destroy all Stored Materials;

(d) Failure of Sponsor to pay any storage fee within ten (10) days after the date of any notice of delinquency from MMB to Sponsor, it being understood that termination for such non-payment shall not excuse Sponsor of its obligation to pay delinquent fees;

(e) Termination by Sponsor of MMB’s storage services after thirty (30) days written notice of termination to MMB;

(f) Termination by MMB of MMB’s storage services after thirty (30) days written notice of termination to Sponsor.

Upon the occurrence of any Termination Event, all obligations of MMB for storage of Sponsor’s Stored Materials shall cease. Sponsor shall make arrangements for release, destruction or other disposition of any remaining Stored Materials within thirty (30) days. IF SPONSOR FAILS TO MAKE SUCH ARRANGEMENTS WITHIN SUCH TIME PERIOD, THE STORED MATERIALS WILL BE DEEMED ABANDONED AND MMB MAY, AT ITS SOLE DISCRETION, DESTROY ALL STORED MATERIALS REMAINING IN STORAGE WITH MMB. MMB ACCEPTS NO RESPONSIBILITY FOR LOSS OF STORED MATERIALS DESTROYED BY MMB BECAUSE OF SPONSOR’S ABANDONMENT. There shall be no refund of storage fees upon termination of MMB’s storage services pursuant to paragraphs (a) – (e) above. A pro-rata refund of storage fees shall be paid by MMB to Sponsor if MMB terminates its storage services pursuant to paragraph (f) of this Section 6.

7. Delivery of Stored Materials. In the event that MMB is directed by Sponsor to deliver any Stored Materials to any person, risk of loss for the Stored Materials shall be the responsibility of Sponsor upon release of the Stored Materials from MMB’s premises (FOB shipping point) to a shipper that has been selected and approved by Sponsor. Sponsor shall have the obligation and the sole responsibility to ensure to its own satisfaction that such carrier carries adequate insurance.

8. Excused Performance. MMB shall not be responsible for any damage or destruction of the Stored Materials due to causes beyond its reasonable control, including but not limited to acts of God, governmental actions, fire, smoke, labor difficulty, shortages, war, revolution, civil disturbances, terrorism, sabotage, blockade, embargo, explosion, transportation problems, interruptions of power or of communications, failure of suppliers or subcontractors, or natural disasters.

9. Limitation of Liability. SPONSOR ACKNOWLEDGES THAT THERE ARE INHERENT RISKS IN THE PROCESS OF FREEZING AND THAWING THE STORED MATERIALS AND AGREES THAT MMB SHALL NOT BE LIABLE FOR ANY LOSS, DAMAGE, OR DESTRUCTION OF THE STORED MATERIALS AS LONG AS MMB HAS COMPLIED WITH THE STORAGE CONDITIONS SET FORTH IN SECTION 3. THE PARTIES ACKNOWLEDGE AND AGREE THAT IN THE EVENT OF LOSS, DAMAGE OR DESTRUCTION OF THE STORED MATERIALS FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS A RESULT OF MMB’S NEGLIGENCE OR ITS BREACH OF THESE TERMS & CONDITIONS, SPONSOR’S REMEDY SHALL BE LIMITED TO THE STORAGE FEE PAID BY SPONSOR FOR THE STORAGE PERIOD IN WHICH SUCH LOSS, DAMAGE OR DESTRUCTION OCCURRED. IN NO EVENT SHALL MMB BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY LOST PROFITS OR LOSS OF BUSINESS, WHETHER FORESEEABLE OR NOT), OCCASIONED BY ANY BREACH UNDER THESE TERMS & CONDITIONS OR ANY OTHER CAUSE OR CLAIM WHATSOEVER, WHETHER BASED ON NEGLIGENCE OR OTHERWISE. SPONSOR’S FAILURE TO ASSERT A CLAIM IN WRITING WITHIN THIRTY (30) DAYS OF MMB’S NOTICE TO SPONSOR OF THE LOSS, DAMAGE OR DESTRUCTION OF STORED MATERIALS SHALL BE DEEMED TO BE SPONSOR’S ABSOLUTE AND UNEQUIVOCAL WAIVER OF ANY AND ALL CLAIMS RELATING TO SUCH LOSS, DAMAGE OR DESTRUCTION. SPONSOR WARRANTS THAT IT CARRIES PROPERTY INSURANCE FOR THE FULL REPLACEMENT VALUE OF THE STORED MATERIALS.

10. Indemnification. Sponsor shall defend, indemnify and hold harmless MMB, its directors, officers, employees and agents (collectively the “MMB Indemnitees”) from and against any and all liability, loss, expense (including reasonable attorneys’ fees), or third party claims for injury or damages (collectively, “Liabilities”) arising out of the MMB’s storage of the Stored Materials, provided that Sponsor shall have no obligation to indemnify the MMB Indemnitees for any portion of a Liability that arises from the negligence or willful misconduct of the MMB Indemnitees or from their breach of these Terms & Conditions.

11. Assignment. Except in connection with a permitted assignment under the PSA, Sponsor may not assign its rights or obligations under these Terms & Conditions, whether in whole or in part, to any third party without MMB’s prior written approval, which approval may be withheld by MMB in its sole discretion.

12. General. These Terms & Conditions shall be construed in accordance with the laws of the State of California without regard to conflict of laws principles. These Terms & Conditions and the applicable provisions of the PSA set forth the entire agreement of the parties with respect to the providing of storage services by MMB. Sponsor’s execution of the PSA constitutes Sponsor’s acceptance of and agreement to these Terms & Conditions in their entirety. In the event of a conflict between the PSA and these Terms & Conditions, the terms herein shall govern. Each provision of these Terms & Conditions shall be construed as separable and divisible from every other provision and that the enforceability of any one provision shall not limit the enforceability of any other provision(s) hereof. The section headings contained in these Terms & Conditions are for reference purposes only and shall not affect the meaning or interpretation hereof. No waiver by MMB or Sponsor of any default of the other hereunder shall be deemed to be a waiver of any subsequent default. These Terms & Conditions shall remain in effect until modified by MMB, which modifications shall take effect when communicated by MMB to Sponsor.

MMB DMB 1/18/06	CARDIUM TD 1/19/06

CONFIDENTIAL

EXHIBIT F: FORM OF PROJECT START ORDER

Project Start Order (Sample)

Client	Contract Name
Client Code	Project Name
Client Contact	LN or DEV no.

1. Project Type (circle appropriate Type)

Name	Use of Product	Type of Report	Manufacturing Site	Records
PD	None	Data Only	PD	Notebook
Pilot or Tech Transfer	Animal	Development Report	PD	Draft Batch Records
Shakedown or Clinical	Animal/Human	CofC	GMP	Batch Records
Fill & Finish	Human	CofC	GMP	Batch Records

2. Materials

☐	All materials necessary are in-house

☐	The following critical materials still need to be received (attached)

3. Equipment

☐	All equipment necessary is in-house

☐	The following critical pieces of equipment still need to be received (attached)

4. Timeline*

Thaw	date: week of / /200
Harvest	date: week of / /200

Fill date: week of             /            /200

*	All scheduling dates are based on information provided above in collaboration with Sponsor and the known capacity available at Molecular Medicine BioServices. SPONSOR acknowledges that project delays by SPONSOR after signature of this Project Start Order will result in delay fees as provided in the Contract. SPONSOR acknowledges that project cancellations by SPONSOR after signature of this Project Start Order will result in cancellation fees as provided in the Contract.

I hereby direct Molecular Medicine BioServices to hard schedule the project described above.

SPONSOR

By:	(SAMPLE)
Name:		Date

MMB DMB 1/18/06	CARDIUM TD 1/19/06

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